Exhibit 99.1

NEWS RELEASE 9025 N. Lindbergh Drive | Peoria, IL 61615-1431 P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: John Robison (309) 693-5846 John_Robison@rlicorp.com www.rlicorp.com

RLI reports first quarter earnings

PEORIA, ILLINOIS, April 15, 2008 — RLI Corp. (NYSE: RLI) — RLI Corp. reported first quarter 2008 net earnings of $25.5 million ($1.14 per share). Results for the first quarter of 2007, which included $12.3 million ($0.32 per share) of favorable development in prior years’ casualty loss reserves, were $32.5 million ($1.32 per share).

Earnings Per Diluted Share	2008	2007
Net earnings	$1.14	$1.32
Operating earnings	$1.03	$1.20

Highlights for the quarter included:

•  Operating earnings of $23.0 million ($1.03 per share).

•  Combined ratio of 89.2.

•  Book value per share of $34.57.

•  Net operating cash flow of $48.1 million.

“This was an excellent quarterly result in this marketplace,” said RLI Corp. President & CEO Jonathan E. Michael. “We know how to manage our business when prices are soft, and we’ll continue to be disciplined underwriters. In challenging marketplaces like the current one, we focus on building the people, products and processes we want to have in place when conditions improve. Companies that wait to react until after the marketplace turns will be too late.”

Underwriting profits continue

RLI achieved $14.7 million of underwriting income in the first quarter of 2008 on an 89.2 combined ratio, compared to $25.6 million of underwriting income on an 81.4 combined ratio in the same quarter for 2007.

Underwriting Income	First Quarter			First Quarter
(in millions)	2008	2007	Combined Ratio	2008	2007
Casualty	$(0.6)	$18.6	Casualty	100.7	78.8
Property	12.4	4.0	Property	67.3	88.6
Surety	2.9	3.0	Surety	81.9	80.3
Total	$14.7	$25.6	Total	89.2	81.4

Other income

For the quarter, investment income grew 1.4% to $19.3 million. The investment portfolio’s total return was -0.1%. The bond portfolio gained 1.7% and the equity portfolio’s return was -7.2%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $6.6 million for the quarter ($0.30 per share) compared to $33.1 million ($1.34 per share) for the same quarter in 2007.

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DIFFERENT WORKS

Other news

In the first quarter of 2008, we repurchased 556,600 of our shares at an average cost of $53.37 ($29.7 million). As of March 31, 2008, we have $56.0 million of remaining capacity from the $200 million repurchase program approved in 2007.

The company paid a first quarter cash dividend of $0.23 per share on April 15, 2008, the same as in the prior quarter. RLI’s cumulative dividends, including this recent payment, are more than $160 million paid in 127 consecutive quarterly dividends. The company’s dividend yield would be 1.8%, based on the $0.92 annualized dividend and today’s closing stock price of $50.42.

At 10 a.m. CDT tomorrow, April 16, 2008, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com.

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned.  Operating earnings and EPS from operations consist of our net earnings reduced by net realized investment gains and taxes related to net realized gains. Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2007.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving “niche” or underserved markets. RLI operates in all 50 states from office locations across the country. The company’s talented associates have delivered underwriting profits in 27 of the last 31 years, including the last 12. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company — are rated A+ “Superior” by A.M. Best Company and A+ “Strong” by Standard & Poor’s.

For additional information, contact Treasurer John Robison at (309) 693-5846 or at john_robison@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items

	Operating Earnings Per Share
	2008	2007
	1st Qtr	1st Qtr
Operating Earnings Per Share	$1.03	$1.20

Specific items included in operating earnings per share: (1) (2)
• Favorable development from prior years’ casualty reserves	—	$0.32

(1) Includes bonus- and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2) Favorable developments reflect revisions for previously estimated losses.

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RLI CORP.

2008 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31
	2008	2007	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$135,965	$137,977	-1.5%
Net investment income	19,258	18,990	1.4%
Net realized investment gains	3,741	4,625	-19.1%
Consolidated revenue	158,964	161,592	-1.6%

Loss and settlement expenses	69,265	63,060	9.8%
Policy acquisition costs	41,746	39,764	5.0%
Other insurance expenses	10,290	9,556	7.7%
Interest expense on debt	1,827	1,510	21.0%
General corporate expenses	2,104	1,877	12.1%
Total expenses	125,232	115,767	8.2%

Equity in earnings of unconsolidated investees	2,229	1,313	69.8%

Earnings before income taxes	35,961	47,138	-23.7%
Income tax expense	10,502	14,621	-28.2%
Net Earnings	$25,459	$32,517	-21.7%

Other comprehensive earnings (loss), net of tax	(18,826)	600
Comprehensive earnings	$6,633	$33,117	-80.0%

Operating Earnings:(1)
Net Earnings	$25,459	$32,517	-21.7%
Less: Realized investment gains, net of tax	2,432	3,006	-19.1%
Operating earnings	$23,027	$29,511	-22.0%

Return on Equity:
Net earnings (trailing four quarters)	21.7%	19.9%
Comprehensive earnings (trailing four quarters)	18.0%	23.7%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	22,281	24,702

EPS from operations (1)	$1.03	$1.20	-14.2%
Realized gains, net of tax	0.11	0.12	-8.3%
Net earnings per share	$1.14	$1.32	-13.6%
Comprehensive earnings per share	$0.30	$1.34	-77.6%

Cash dividends per share	$0.23	$0.20	15.0%

Net Cash Flow from Operations	$48,085	$25,310	90.0%

(1) See discussion of use of non-GAAP financial measures on page 2.

RLI CORP.

2008 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2008	2007	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income and short-term investments	$1,470,563	$1,446,097	1.7%
(amortized cost – $1,456,604 at 3/31/08)
(amortized cost – $1,437,463 at 12/31/07)
Equity securities	320,926	359,513	-10.7%
(cost – $213,642 at 3/31/08)
(cost – $216,465 at 12/31/07)
Preferred stock	43,978	34,167	28.7%
(cost – $47,485 at 3/31/08)
(cost – $39,133 at 12/31/07)
Total investments	1,835,467	1,839,777	-0.2%

Premiums and reinsurance balances receivable	88,158	105,937	-16.8%
Ceded unearned premiums	64,354	71,021	-9.4%
Reinsurance recoverable on unpaid losses	431,910	417,250	3.5%
Deferred acquisition costs	77,192	78,882	-2.1%
Property and equipment	19,941	20,050	-0.5%
Investment in unconsolidated investees	40,445	38,162	6.0%
Goodwill	26,214	26,214	—
Other assets	25,846	29,230	-11.6%
Total assets	$2,609,527	$2,626,523	-0.6%

Unpaid losses and settlement expenses	$1,234,342	$1,192,178	3.5%
Unearned premiums	333,778	355,522	-6.1%
Reinsurance balances payable	34,379	38,273	-10.2%
Short-term debt	28,148	27,975	0.6%
Long-term debt – bonds payable	100,000	100,000	—
Income taxes – deferred	15,368	25,042	-38.6%
Accrued expenses	30,320	39,303	-22.9%
Other liabilities	85,622	73,808	16.0%
Total liabilities	1,861,957	1,852,101	0.5%
Shareholders’ equity	747,570	774,422	-3.5%
Total liabilities & shareholders’ equity	$2,609,527	$2,626,523	-0.6%

OTHER DATA
Common shares outstanding (in 000’s)	21,624	22,155
Book Value per share	$34.57	$34.95	-1.1%
Closing stock price per share	$49.57	$56.79	-12.7%
Statutory Surplus	$705,278	$752,004	-6.2%

RLI CORP.

2008 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended March 31
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios

2008
Gross premiums written	$101,016		$41,993		$18,014		$161,023
Net premiums written	75,893		28,177		16,819		120,889
Net premiums earned	82,000		37,786		16,179		135,965
Net loss & settlement expenses	57,098	69.6%	9,506	25.2%	2,661	16.4%	69,265	50.9%
Net operating expenses	25,537	31.1%	15,901	42.1%	10,598	65.5%	52,036	38.3%
Underwriting income (loss)	$(635)	100.7%	$12,379	67.3%	$2,920	81.9%	$14,664	89.2%

2007
Gross premiums written	$111,357		$42,152		$17,807		$171,316
Net premiums written	79,694		23,140		16,666		119,500
Net premiums earned	88,015		34,609		15,353		137,977
Net loss & settlement expenses	42,782	48.6%	17,550	50.7%	2,728	17.8%	63,060	45.7%
Net operating expenses	26,616	30.2%	13,110	37.9%	9,594	62.5%	49,320	35.7%
Underwriting income	$18,617	78.8%	$3,949	88.6%	$3,031	80.3%	$25,597	81.4%